ZAZU METALS CORPORATION

Consolidated Financial Statements

For the years ended December 31, 2016 and 2015 (in US dollars)

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March 30, 2017

Independent Auditor’s Report

To the Shareholders of Zazu Metals Corporation

We have audited the accompanying consolidated financial statements of Zazu Metals Corporation, which comprise the consolidated statements of financial position as at December 31, 2016 and December 31, 2015 and the consolidated statements of loss and comprehensive loss, changes in equity and cash flow for the years then ended, and the related notes, which comprise a summary of significant accounting policies and other explanatory information.

Management’s responsibility for the consolidated financial statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained in our audits is sufficient and appropriate to provide a basis for our audit opinion.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7 T: +1 604 806 7000, F: +1 604 806 7806

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.

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Opinion

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Zazu Metals Corporation as at December 31, 2016 and December 31, 2015 and its financial performance and its cash flows for the years then ended in accordance with International Financial Reporting Standards.

Emphasis of matter

Without qualifying our opinion, we draw attention to note 1 in the financial statements, which describes matters and conditions that indicate the existence of a material uncertainty that may cast significant doubt about Zazu Metals Corporation’s ability to continue as a going concern.

(signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

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ZAZU METALS CORPORATION
Consolidated Statements of Financial Position
In U.S. dollars

		December 31	December 31
	Note	2016	2015

Assets
Current assets
Cash and cash equivalents		$ 90,463	$ 459,458
Receivables and prepaids		17,128	36,323
		107,591	495,781
Non-current assets
Equipment	4	16,956	24,307
Exploration and evaluation assets	4	15,467,788	15,365,235
Total assets		$ 15,592,335	$ 15,885,323

Liabilities
Current liabilities
Trade and other payables		$ 26,838	$ 47,236
Loan payable	5	70,000	-
Total liabilities		96,838	47,236

Equity attributable to shareholders
Share capital	6	43,521,638	43,521,638
Contributed surplus		674,472	674,472
Accumulated share based compensation	7	6,046,000	6,033,000
Accumulated deficit		(34,746,613)	(34,391,023)
Total equity		15,495,497	15,838,087
Total liabilities and equity		$ 15,592,335	$ 15,885,323

Approved by the Board of Directors:

"Gil Atzmon" (signed)	"Bryan Morris" (signed)
Gil Atzmon	Bryan Morris
Director	Director

Nature of operations and going concern	1

Approved by the Board of Directors:

"Gil Atzmon" (signed) "Bryan Morris" (signed)

Gil Atzmon Bryan Morris

Director Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements

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ZAZU METALS CORPORATION
Consolidated Statements of Loss and Comprehensive Loss
In U.S. dollars

		Year ended	Year ended
		December 31,	December 31,
	Note	2016	2015

Expenses
Depreciation		$ 822	$ 1,556
Audit and accounting		51,506	69,181
Directors’ fees		30,089	62,145
Financial advisory fees		-	20,723
Insurance		43,575	45,397
Investor and shareholder relations		9,158	15,652
Legal fees		4,957	1,728
Office, rent and communication		15,166	35,566
Regulatory and transfer agent		56,562	57,408
Salaries and benefits		136,498	458,471
Share based compensation	7	13,000	229,400
Travel		2,712	8,745
Loss from operations		364,045	1,005,972
Finance income		1,418	1,112
Interest expense		(921)	(2,458)
Foreign exchange gain (loss)		7,958	(63,038)
Loss on disposal of equipment		-	(5,728)
Net loss and comprehensive loss attributable to
the equity holders of the Company		$ (355,590)	$ (1,076,084)

Basic and diluted loss per share		$ (0.01)	$ (0.02)
Weighted average number of shares outstanding		55,398,051	52,776,383

The accompanying notes are an integral part of these condensed interim consolidated financial statements

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ZAZU METALS CORPORATION
Consolidated Statements of Changes in Equity
In U.S. dollars
	Common shares	Common shares	Contributed	Accumulated share based	Accumulated
	#	$	surplus	compensation	deficit	Total
Balance, January 1, 2015	47,909,051	$ 42,070,409	$ 674,472	$ 5,773,200	$ (33,314,939)	$ 15,203,142
Net loss and comprehensive
loss for the period		-	-	-	(1,076,084)	(1,076,084)
Share based compensation:
Charged to operations		-	-	229,400	-	229,400
Capitalized to exploration
and evaluation assets		-	-	30,400	-	30,400
Private placements of shares:
Proceeds	7,489,000	1,517,598	-	-	-	1,517,598
Share issue costs		(66,369)	-	-	-	(66,369)
Balance, December 31, 2015	55,398,051	43,521,638	674,472	6,033,000	(34,391,023)	15,838,087
Balance, January 1, 2016	55,398,051	43,521,638	674,472	6,033,000	(34,391,023)	15,838,087
Net loss and comprehensive
loss for the year		-	-	-	(355,590)	(355,590)
Share based compensation:
Charged to operations		-	-	13,000	-	13,000
Capitalized to exploration
and evaluation assets		-	-	-	-	-
Balance, December 31, 2016	55,398,051	$ 43,521,638	$ 674,472	$ 6,046,000	$ (34,746,613)	$ 15,495,497

The accompanying notes are an integral part of these condensed interim consolidated financial statements

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ZAZU METALS CORPORATION
Consolidated Statements of Cash Flow
In U.S. dollars
		Year ended December 31,	Year ended December 31,
	Note	2016	2015

Cash flow provided by (used in):

Operating activities
Loss for the year		$ (355,590)	$ (1,076,084)
Adjustments for non-cash items:
Depreciation		822	1,556
Share based compensation	7	13,000	229,400
Loss on disposal of equipment		-	5,728
Unrealized foreign exchange loss (gain)		(8,362)	66,700
Net changes in non-cash working capital items:
Decrease in trade and other receivables		20,279	2,252
Decrease in trade and other payables		(20,506)	(22,742)
Net cash used in operating activities		(350,357)	(793,190)

Financing activities
Loan proceeds		70,000	-
Net cash from financing activities		70,000	1,451,229

Investing activities
Purchase of exploration and evaluation assets		(96,752)	(398,251)
Purchase of equipment		-	(1,245)
Net cash used in investing activities		(96,752)	(399,496)

Effect of exchange rate changes on cash and cash equivalents		8,114	(68,624)

Net increase (decrease) in cash and cash equivalents		(368,995)	189,919
Cash and cash equivalents at beginning of year		459,458	269,539
Cash and cash equivalents at end of year		$ 90,463	$ 459,458

Non-cash transactions:
Share based compensation capitalized to exploration and evaluation assets			$ 30,400
Equipment depreciation capitalized to exploration and evaluation assets		6,529	9,250
Decrease in trade and other payables related to exploration and evaluation assets		(728)	(198,566)

The accompanying notes are an integral part of these condensed interim consolidated financial statements

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1.	Nature of operations and going concern

Zazu Metals Corporation (the “Company”) is a Canadian company which is engaged in the exploration and development of mineral properties. The Company was incorporated by a Certificate of Incorporation issued pursuant to the provisions of the Canada Business Corporations Act on November 29, 2006. The address of its registered office is 500 – 666 Burrard Street, Vancouver, BC, Canada, V6C 3P6.

The Company incorporated Zazu Metals (Alaska) Corporation (“Zazu Alaska”), a subsidiary of the Company, in the State of Alaska, United States on January 18, 2007.

The Company and its subsidiary (together, the “Group”) are currently exploring a mineral exploration property located in the State of Alaska, United States and have not yet determined whether their mineral property contains resources that are economically recoverable. The underlying value of the Group’s mineral property and the recoverability of the related deferred costs are dependent on the existence of economically recoverable resources in its mineral property and the ability of the Group to obtain the necessary financing to complete development and upon future profitable production from, or the proceeds from the disposition of, its mineral property.

At December 31, 2016 the Company did not have enough cash on hand to meet its planned expenditures for the next twelve months. The Company plans to pursue financing in the future in order to fund its operations and to continue the advancement of its mineral property but the material uncertainty of raising sufficient funds casts significant doubt about the Company’s ability to continue as a going concern. The Company has historically raised funds primarily through the sales of equity securities for cash. While the Company expects that it will obtain funding through an equity funding, or other means depending on market conditions, there can be no assurance that the Company will be able to obtain such funding or obtain it on acceptable terms.

These consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of operations. These financial statements do not reflect the adjustments to carrying values of assets and liabilities that would be necessary should the going concern assumption prove to be inappropriate, and these adjustments could be material.

2.	Basis of presentation

These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). These consolidated financial statements were approved by the Board of Directors on March 30, 2017.

3.	Summary of significant accounting policies

The significant accounting policies used to prepare these consolidated financial statements are outlined as follows:

Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Zazu Alaska. All intercompany transactions, balances, income and expenses have been eliminated on consolidation.

Foreign currency translation

Functional and presentation currency: Items included in the consolidated financial statements of the Company and its subsidiary are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). These consolidated financial statements are presented in US dollars which is the Group’s functional currency.

Transactions and balances: Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Generally, foreign exchange gains and losses resulting from the settlement of foreign currency transactions and from the translation at year-end exchange rates of monetary assets and liabilities denominated in currencies other than an entity’s functional currency are recorded in the statement of loss.

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Cash and cash equivalents

Cash and cash equivalents consist of deposits held with banks and other short-term highly liquid investments with maturities of three months or less when purchased.

Financial instruments

Financial assets and liabilities are recognized when the Group becomes a party to the contractual provisions of the instrument. Financial assets are derecognized when the rights to receive cash flows from the assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset the recognized amounts and there is an intention to settle on a net basis, or realize the asset and settle the liability simultaneously.

At initial recognition, the Group classifies its financial instruments in the following categories depending on the purpose for which the instruments were acquired:

Loans and receivables: Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. The Group’s loans and receivables are comprised of cash and cash equivalents and interest receivable and are included in current assets due to their short-term nature.

Financial liabilities at amortized cost: Financial liabilities at amortized cost are comprised of trade payables and are included in current liabilities due to their short-term nature.

Property, plant and equipment

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditures that are directly attributable to the acquisition of the asset. Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Group and the cost can be measured reliably. The carrying amount of a replaced asset is derecognized when replaced. Repairs and maintenance costs are charged to the statement of loss during the period in which they are incurred.

The major categories of property, plant and equipment are depreciated using the declining balance method at the following rates:

Exploration equipment	30%
Vehicles	30%
Camp equipment	20%
Computer equipment	45%
Office furniture and equipment	20%

The Group allocates the amount initially recognized in respect of an item of property, plant and equipment to its significant parts and depreciates separately each such part. Residual values, method of amortization and useful lives of the assets are reviewed annually and adjusted if appropriate.

Gains and losses on disposals of property, plant and equipment are determined by comparing the proceeds with the carrying amount of the asset and are included as part of other gains and losses in the statement of loss.

Exploration and evaluation assets

The Group's intangible assets are the deferred exploration and evaluation expenses associated with the Group's mineral property. Direct mineral property acquisition costs, holding costs, field exploration and field supervisory costs are capitalized. Once the technical feasibility and commercial viability of extracting the mineral resource has been determined the property will be considered to be a mine under development. Exploration and evaluation assets are also tested for impairment before the assets are transferred to development properties.

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Any incidental revenues earned in connection with exploration activities are applied as a reduction to capitalized exploration costs.

When a project is abandoned, sold or considered to be impaired in value, an appropriate charge to other gains and losses in the statement of loss will be made.

Impairment of non-financial assets

Property, plant and equipment and intangible assets are tested for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. Long-lived assets that are not amortized are subject to regular impairment tests at the end of each reporting period. The Group’s only long-lived intangible asset is its Lik mineral property. If there is any indication that an asset may be impaired, its recoverable amount is estimated and the carrying value of the asset is written down to its recoverable amount. The recoverable amount is the higher of its fair value less costs of disposal and its value in use. Fair value less costs of disposal is determined as the amount that would be obtained from the sale of the asset in an arm’s length transaction between knowledgeable and willing parties. Fair value of mineral assets is generally determined as the present value of the estimated future cash flows expected to arise from the continued use of the asset, including any expansion prospects. Value in use is determined as the present value of the estimated future cash flows expected to arise from the continued use of the asset in its present form and from its ultimate disposal. An impairment loss is recognized for the amount by which the asset’s carrying amount exceeds its recoverable amount.

The Group evaluates impairment losses for potential reversals when events or circumstances warrant such consideration.

Decommissioning and Restoration Provisions

The Group is subject to various government laws and regulations relating to environmental disturbances caused by exploration and evaluation activities. The Group records the present value of the estimated costs of legal and constructive obligations required to restore the exploration sites in the period in which the obligation is incurred. The nature of rehabilitation activities includes restoration, reclamation and re-vegetation of the affected exploration sites.

The restoration provision generally arises when the environmental disturbance is subject to government laws and regulations. The restoration provision is adjusted at the end of each reporting period for changes to factors including the expected amount of cash flows required to discharge the liability, the timing of such cash flows and the pre-tax risk-free rate. The present value of the estimated costs is capitalized by increasing the carrying amount of the related mining assets. Over time, the discounted liability is increased for the changes in present value based on current market discount rates and liability specific risks.

Additional environment disturbances or changes in rehabilitation costs will be recognized as additions to the corresponding assets and rehabilitation liability in the period in which they occur.

Leases

Leases which transfer substantially all of the benefits and risks incidental to the ownership of property are accounted for as finance leases. Finance leases are capitalized at the lease commencement at the lower of the fair market value of the leased property and the net present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charge. The property, plant and equipment acquired under finance leases are depreciated over the shorter of the asset’s useful life and the lease term.

All other leases are accounted for as operating leases wherein rental payments are expensed as incurred. The Group only has operating leases for the year ended December 31, 2016.

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Employee benefits

Share-based compensation: The Company has a stock option plan which permits the Company’s Board of Directors to grant stock options to certain employees, directors and consultants. The exercise price, term to expiry and vesting period are determined at the discretion of the Board of Directors but the exercise price may not be lower than the market price of the common shares on the date of grant, less any discount permitted by the Toronto Stock Exchange. The term to expiry is generally five years from the date of grant. The stock options normally vest as follows: one third after 90 days following the date of grant; a further one third after 12 months following the date of grant; and the final one third after 18 months following the date of grant.

Each tranche in an award is considered a separate award with its own vesting period and grant date fair value. Fair value of each tranche is measured at the date of grant using the Black-Scholes option pricing model. Compensation expense is recognized over the tranche’s vesting period based on the number of awards expected to vest, by increasing contributed surplus. The number of awards expected to vest is reviewed at least annually, with any impact being recognized immediately.

Termination benefits: The Group recognizes termination benefits when it is demonstrably committed to either terminating the employment of current employees according to a detailed formal plan without possibility of withdrawal, or providing benefits as a result of an offer made to encourage voluntary termination. Benefits falling due more than twelve months after the end of the reporting period are discounted to their present value.

Income tax

Current tax expense is calculated using income tax rates that have been enacted or substantively enacted at the balance sheet date.

Deferred tax is recognized on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit, and are accounted for using the liability method. Deferred tax liabilities are generally recognized for all taxable temporary differences, and deferred tax assets are generally recognized for all deductible temporary differences to the extent that it is probable that taxable profits will be available against which those deductible temporary differences can be utilized. Such assets and liabilities are not recognized if the temporary difference arises from goodwill or from the initial recognition of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The carrying amount of any deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on income tax rates and income tax laws that have been enacted or substantively enacted by the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities, and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of shares are recognized as a deduction from equity.

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Earnings per share

Basic earnings (loss) per share is computed by dividing income (or loss) attributable to common shareholders by the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on earnings per share. The dilutive effect of convertible securities is reflected in diluted earnings per share by application of the "if converted" method. The effect of potential issuances of shares from the exercise of outstanding options and warrants would be anti-dilutive for the periods presented and accordingly, basic and diluted loss per share are the same.

Critical accounting estimates

The Group makes estimates and assumptions concerning the future that will, by definition, seldom equal actual results. The following are the estimates and judgments applied by management that most significantly affect the Group's financial statements. These estimates and judgments have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Exploration and evaluation assets: The carrying value of the Group's mineral property is reviewed by management quarterly, or whenever events or circumstances indicate that its carrying amount may not be recovered. If impairment is determined to exist, the carrying value will be written down to the recoverable amount.

Accounting standards issued but not yet applied

The IASB has issued new and amended standards and interpretations which have not yet been adopted by the Group. The following is a brief summary of the new and amended standards and interpretations which may impact the Group in the future:

IFRS 9 – Financial Instruments: IFRS 9 Financial Instruments (“IFRS 9”) replaces IAS 39 Financial Instruments: Recognition and Measurement (“IAS 39”). IFRS 9 uses a single approach to determine whether a financial asset is measured at amortized cost or fair value, replacing the multiple rules in IAS 39. The approach in IFRS 9 is based on how an entity manages its financial instruments in the context of its business model and the contractual cash flow characteristics of the financial assets. The new standard also requires a single impairment method to be used, replacing the multiple impairment methods in IAS 39. The Group is required to adopt IFRS 9 effective January 1, 2018.

IFRS 16 – Leases: The IASB has issued IFRS 16, Leases, which is effective for annual periods commencing on or after January 1, 2019. This new standard eliminates the classification of leases as either operating leases or finance leases and introduces a single lessee accounting model which requires the lessee to recognize assets and liabilities for all leases with a term of longer than 12 months. Early adoption is permitted provided IFRS 15 has already been adopted or is applied from the same date. The Company is currently evaluating the effect the standard will have on its consolidated financial statements.

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4.	Equipment and exploration and evaluation assets

	Lik Mineral Property	Equipment
Opening net book value at January 1, 2015	$ 15,125,900	$ 39,596
Additions	239,335	1,245
Loss on disposal of equipment	-	(5,728)
Depreciation for the year	-	(10,806)
Net book value at December 31, 2015	$ 15,365,235	$ 24,307
Cost	$ 15,365,235	$ 307,336
Accumulated depreciation	-	(283,029)
Net book value at December 31, 2015	$ 15,365,235	$ 24,307

	Lik Mineral Property	Equipment
Opening net book value at January 1, 2016	$ 15,365,235	$ 24,307
Additions	102,553	-
Depreciation for the period	-	(7,351)
Net book value at December 31, 2016	$ 15,467,788	$ 16,956
Cost	$ 15,467,788	$ 307,336
Accumulated depreciation	-	(290,380)
Net book value at December 31, 2016	$ 15,467,788	$ 16,956

Lik Property

The Group is participating in the exploration and development of the Lik property through a joint arrangement with Teck American, Inc. (“Teck American”), a wholly owned subsidiary of Teck Resources Limited. The Group acquired its interest in the joint arrangement in June 2007 by making a cash payment of $20 million and granting a 2% net proceeds royalty.

The Group is the operator of the joint arrangement and holds a 50% interest in the project. The Group has the right to form a joint venture with Teck American and increase its interest to 80% by incurring qualifying exploration expenditures on or before January 27, 2018. The terms of the joint arrangement are governed by the Lik Block Agreement, signed in 1983, which specified an amount of $25.0 million of qualifying expenditures to be adjusted annually for inflation, and which amount is currently estimated to be approximately $42.2 million. As of December 31, 2016 a total of $21.9 million has been incurred in exploration expenditures pursuant to the terms of the Lik Block Agreement. If the qualifying expenditures are not made before January 2018, the Group remains as operator and its interest stays at 50%.

Once the Group satisfies this expenditure obligation, Teck American has a onetime election to (i) maintain the 20% interest which shall become a participating interest pursuant to a joint venture agreement with a pro rata sharing of the pre-existing 1% net profits interest, or (ii) transfer its interest in exchange for a 2% net smelter return royalty interest such that the Group would become the holder of a 100% undivided interest in the Lik property subject only to the pre-existing 1% net profits interest, the 2% net proceeds royalty and the 2% net smelter return royalty.

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Acquisition and deferred exploration expenditures made by the Group are as follows:

	Balance December 31, 2015	2016 Expenditures	Balance December 31, 2016
Deferred exploration
Administration and insurance	$ 641,986	$ 41,899	$ 683,885
Assays/analysis	800,347	15,825	816,172
Camp, freight and logistics	1,922,042	7,472	1,929,514
Drilling	4,118,746	4,327	4,123,073
Engineering and other studies	3,586,896	16,042	3,602,938
Environmental	2,442,328	-	2,442,328
Geological	941,596	9,488	951,084
Reclamation	30,000	7,500	37,500
Share based compensation	605,200	-	605,200
	15,089,141	102,553	15,191,694
Acquisition	20,276,094	-	20,276,094
Write-downs	(20,000,000)	-	(20,000,000)
Total deferred property expenditures	$ 15,365,235	$ 102,553	$ 15,467,788

5.	Loan payable

In order to provide working capital while a larger financing was pursued, the Group’s Chief Executive Officer loaned the Group $70,000 in October 2016. This loan is unsecured and payable on demand, with interest calculated at 6% per year and paid monthly. See also notes 10 – Related party transactions and 14 – Subsequent Events.

6.	Share capital

The Company’s common shares began trading on the Toronto Stock Exchange on December 19, 2007 under the symbol “ZAZ” and on the OTCQX exchange in the United States on July 28, 2014 under the symbol “ZAZUF”. Beginning December 1, 2016 the Company’s common shares ceased trading on the Toronto Stock Exchange and began trading on the TSX Venture Exchange. The Company’s common shares ceased trading on the OTCQX exchange on December 31, 2016.

The Company is authorized to issue an unlimited number of Common Shares with no par value and an unlimited number of Special Voting Shares with no par value. At December 31, 2016 the Company had 55,398,051 shares (2015 – 55,398,051 shares) issued and outstanding.

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7.	Stock options and share based compensation

	Number of options	Average exercise price (CDN$)
Opening balance at January 1, 2015	4,390,000	$ 0.67
Granted	600,000	0.25
Balance at December 31, 2015	4,990,000	$ 0.62
Opening balance at January 1, 2016	4,990,000	$ 0.62
Balance at December 31, 2016	4,990,000	$ 0.62

The stock options outstanding at December 31, 2016 expire as follows:

Expiry Date	Number outstanding	Exercise price (CDN$)	Vested and exercisable
May 2018	1,000,000	0.80	1,000,000
November 2018	1,190,000	0.70	1,190,000
May 2019	2,200,000	0.60	2,200,000
August 2020	600,000	0.25	400,000
Total stock options outstanding	4,990,000		4,790,000

Under the terms of the employment agreements between the Group and its senior officers, an officer’s unvested stock options will vest immediately and become exercisable if the agreement is terminated by the Group, or if the officer so elects within 120 days of a change of control of the Group.

The Company recognizes stock based compensation over the vesting period of the underlying options using the fair value calculated by the Black-Scholes option pricing model. Option pricing models require the input of highly subjective assumptions including expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options granted and/or vested during the period.

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8.	Income taxes

A reconciliation of income taxes at statutory rates is as follows:

	Year Ended December 31, 2016	Year ended December 31, 2015
Accounting loss before taxes	$ 355,590	$ 1,076,084
Tax recovery at the statutory rate of 26% (2015 – 26%)	$ 92,500	$ 279,800
Share based compensation and other non deductible costs	(3,700)	(60,400)
Deduction for share issue costs	21,600	18,900
Effect of changes in tax rates, foreign exchange and other	71,900	(543,200)
Unrecognized deferred tax assets	(182,300)	304,900
Income tax expense	$ -	$ -

Deferred income taxes arise from temporary differences in the recognition of income and expenses for financial reporting and tax purposes. The significant components of deferred income tax assets and liabilities at December 31, 2016 and 2015 are as follows:

	December 31, 2016	December 31, 2015
Non-capital losses	$ 3,005,700	$ 2,814,200
Equity issue costs	23,100	26,200
Total unrecognized deferred income tax assets	$ 3,028,800	$ 2,840,400

The Group has approximately CDN$15,400,000 of non-capital losses for Canadian tax purposes and $98,200 of non-capital losses for US tax purposes that expire between 2026 and 2036. Certain of the Group’s losses are restricted in their use

9.	Compensation of key management

The remuneration of directors and other members of key management personnel included:

	Year Ended December 31, 2016	Year ended December 31, 2015
Salaries, consulting fees and directors’ fees	$ 120,090	$ 453,395
Short-term employee benefits	37,837	44,329
Stock based compensation	13,000	259,800
Total compensation of key management	$ 170,927	$ 757,524

Key management personnel were not paid post-employment benefits, termination benefits or other long-term benefits during the years ended December 31, 2016 and December 31, 2015.

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10.	Related party transactions

Related parties and the nature of the Group’s transactions with them are:

Related party	Nature of transactions
Gil Atzmon	Loan
Peterson McVicar LLP (1)	Legal fees
Lincoln Mining Corp. (2)	Office rent

(1) A company owned or controlled by one of the Company’s directors

(2) A company whose officer and director is a director of the Company

In October 2016 Gil Atzmon, the Group’s Chief Executive Officer, loaned the Group $70,000. This loan is unsecured and payable on demand, with interest calculated at 6% per year and paid monthly.

The Group incurred fees and expenses with the above mentioned related parties. Related party transactions also include directors’ fees and are in the ordinary course of business, occurring on terms that are similar to those of transactions with unrelated parties.

	Year Ended December 31, 2016	Year ended December 31, 2015
Interest on loan from Chief Executive Officer	$ 921	$ 2,458
Legal fees expensed	4,957	1,728
Legal fees capitalized to exploration and evaluation assets	-	808
Legal fees recorded as a share issue cost	-	6,293
Office rent	-	11,530
Directors’ fees	30,089	62,145
Total related party transactions	$ 35,967	$ 84,962

At the period end, the Group had the following outstanding balances payable to related parties:

	December 31, 2016	December 31, 2015
Loan from Chief Executive Officer	$ 70,000	-
Loan interest	268	-
Directors’ fees	6,876	$ 20,660
	$ 77,144	$ 20,660

17

11.	Commitments

The following is a summary of the Group’s contractual obligations and commitments as at December 31, 2016:

	Total	2017	2018 – 2020	2021 – 2022	2023 and beyond
Lik project	$ 12,000	$ 12,000	-	-	-
Office operation leases	1,819	1,819	-	-	-

The Group has entered into employment agreements with its senior officers for an aggregate of $7,500 per month effective January 1, 2016. These agreements can be terminated by the Group at any time, or by the officer within 120 days of a change of control of the Group, subject to the payment of the greater of (i) a lump sum amount ranging from $25,000 to

$30,833, and (ii) the minimum payment prescribed by applicable employment standards legislation. At such time any outstanding stock options will immediately vest and, upon the officer’s request, the Group will provide an interest free loan for up to six months to exercise any stock options, with the shares held by the Group as collateral. Salary amounts are reviewed annually by the Compensation Committee of the Board of Directors.

The Department of Natural Resources of the State of Alaska requires the Group, as operator of the Lik project, to post a

$250,000 bond to cover any future reclamation activities necessary upon the abandonment of the mining claims that make up the project. The Group has contracted with a surety bond company to provide this bond.

12.	Financial instruments

The Group’s financial instruments are classified into the following categories and the following table shows their carrying values.

	December 31, 2016	December 31, 2015
Loans and receivables (1)	$ 90,497	$ 459,727
Financial liabilities at amortized cost	96,838	47,236
(1) Consists of:
Cash and cash equivalents – US currency	71,279	227,245
Cash and cash equivalents – CDN currency	19,184	232,213

The carrying values of all of the Group’s financial assets and liabilities reasonably approximate their fair values. The Group is exposed to certain financial risks, including currency risk, liquidity risk and credit risk.

Capital Risk Management

The Group’s objectives of capital management are intended to safeguard the entity's ability to support the Group’s normal operating requirements on an ongoing basis, continue the development and exploration of its mineral properties and support any expansionary plans.

The capital structure of the Group consists of equity attributable to shareholders. The Group manages the capital structure and makes adjustments in light of changes in economic conditions and the risk characteristics of the Group’s assets.

18

To effectively manage the entity’s capital requirements, the Group has in place a planning and budgeting process to help determine the funds required to ensure the Group has the appropriate liquidity to meet its operating and growth objectives. The Group has historically relied on the issuance of shares to develop the project and will most likely be obliged to do so again in the future.

Currency risk

The Group’s financial assets and liabilities consist of cash and cash equivalents, trade receivables and trade payables, some of which are denominated in Canadian dollars. The Group is exposed to financial gain or loss as a result of foreign exchange movements by the Canadian dollar against the US dollar.

In addition to costs denominated in US dollars, the Group also incurs general and administrative costs denominated in Canadian dollars. Accordingly, the Group’s general and administrative costs are affected by changes in the foreign exchange rate of the Canadian dollar. The Group has elected not to hedge its exposure to fluctuations in the Canadian dollar.

The Group was exposed to currency risk through the following assets and liabilities denominated in Canadian dollars:

	December 31, 2016 (CDN$)	December 31, 2015 (CDN$)
Loans and receivables	$ 25,759	$ 321,384
Financial liabilities at amortized cost	(15,542)	(64,144)

Based on the net exposures in the preceding table as at December 31, 2016, and assuming that all other variables remain constant, a 10% appreciation or depreciation of the Canadian dollar against the US dollar would result in an increase/decrease of $800 (2015 – $18,600) in the Group’s net loss.

Liquidity risk

Liquidity risk is the potential that the Group will be unable to meet its obligations as they come due because of an inability to liquidate assets or obtain adequate funding. The Group manages liquidity risk through the management of its capital structure. The Group manages and makes adjustments to the capital structure as opportunities arise in the marketplace or as and when funding is required. Historically the Group’s primary source of funding has been the sale of equity securities for cash. The Group is not in commercial production on the Lik property and, accordingly, it does not generate cash from operations. See Note 1 for going concern discussion.

Trade and other payables are all due within the current operating period.

Credit risk

The Group’s credit risk arises from the non-performance by counterparties to fulfill their contractual obligations. The Group’s maximum exposure to credit risk is limited to its cash and cash equivalents and trade and other receivables.

The Group mitigates its credit risk on its cash and cash equivalents by maintaining its funds in bank and investment accounts in one of Canada’s largest financial institutions that holds a Standard & Poor’s senior debt credit rating of AA-.

The maximum credit risk exposure at December 31, 2016 is limited to the carrying value of the cash and cash equivalents and trade and other receivables at the period end.

19

13.	Segment reporting

The Group currently operates in one business segment, being the exploration and development of mineral properties. The Group’s non-current assets at December 31, 2016 and December 31, 2015 by geographic areas are as follows:

	Canada	United States	Total
Non-current assets at December 31, 2015	$ 1,828	$ 15,387,714	$ 15,389,542
Non-current assets at December 31, 2016	1,005	15,483,739	15,484,744

14.	Subsequent event

In March 2017, the Chief Executive Officer loaned the Group an additional $30,000. This loan is unsecured and payable on demand, with interest calculated at 6% per year and paid monthly and is intended to provide working capital while a larger financing is pursued.

20

ZAZU METALS CORPORATION

Condensed Interim Consolidated Financial Statements For the 3 months ended March 31, 2017 and 2016 Unaudited

(in US dollars)

21

ZAZU METALS CORPORATION
Condensed Interim Consolidated Statements of Financial Position (Unaudited) In U.S. dollars
	Note	March 31, 2017	December 31, 2016
Assets Current assets Cash and cash equivalents		$64,879	$ 90,463
Receivables and prepaids		10,647	17,128
Non-current assets		75,526	107,591
Equipment	4	15,690	16,956
Exploration and evaluation assets	4	15,472,697	15,467,788
Total assets		$15,563,913	$ 15,592,335

Liabilities

Current liabilities

Trade and other payables		$ 20,549	$ 26,838
Loans payable	5	100,000	70,000
Total liabilities		120,549	96,838
Equity attributable to shareholders Share capital	6	43,521,638	43,521,638
Contributed surplus		674,472	674,472
Accumulated share based compensation	7	6,046,600	6,046,000
Accumulated deficit		(34,799,346)	(34,746,613)
Total equity		15,443,364	15,495,497
Total liabilities and equity		$15,563,913	$ 15,592,335
Nature of operations and going concern	1

Approved by the Board of Directors:

"Gil Atzmon" (signed) "Bryan Morris" (signed)

Gil Atzmon Bryan Morris

Director Director

The accompanying notes are an integral part of these condensed interim consolidated financial statements

22

ZAZU METALS CORPORATION
Condensed Interim Consolidated Statements of Loss and Comprehensive Loss
(Unaudited)
In U.S. dollars

		For the 3 Months ended March 31,	For the 3 Months ended March 31,
	Note	2017	2016
Expenses
Depreciation		$ 113	$ 206
Audit and accounting		-	7,355
Directors’ fees		7,548	7,390
Insurance		10,781	11,233
Investor and shareholder relations		174	132
Office, rent and communication		2,849	4,650
Regulatory and transfer agent		11,354	16,246
Salaries and benefits		14,514	36,376
Share based compensation	7	600	4,100
Travel		3,734	-
Loss from operations		51,667	87,688
Finance income		33	552
Interest expense	5	(1,045)	-
Foreign exchange gain (loss)		(54)	10,220
Net loss and comprehensive loss attributable to
the equity holders of the Company		$ (52,733)	$ (76,916)
Basic and diluted loss per share		$ 0.00	$ 0.00
Weighted average number of shares outstanding		55,398,051	55,398,051

The accompanying notes are an integral part of these condensed interim consolidated financial statements

23

ZAZU METALS CORPORATION
Condensed Interim Consolidated Statements of Changes in Equity
(Unaudited)
In U.S. dollars
	Common	Common		Accumulated
	shares	shares	Contributed	share based	Accumulated
	#	$	surplus	compensation	Deficit	Total
Balance, January 1, 2016	55,398,051	$ 43,521,638	$ 674,472	$ 6,033,000	$ (34,391,023)	$ 15,838,087
Net loss and comprehensive
loss for the period		-	-	-	(76,916)	(76,916)
Share based compensation:
Charged to operations		-	-	4,100	-	4,100
Balance, March 31, 2016	55,398,051	$ 43,521,638	$ 674,472	$ 6,037,100	$ (34,467,939)	$ 15,765,271
Balance, January 1, 2017	55,398,051	$ 43,521,638	$ 674,472	$ 6,046,000	$ (34,746,613)	$ 15,495,497
Net loss and comprehensive
loss for the year		-	-	-	(52,733)	(52,733)
Share based compensation:
Charged to operations		-	-	600	-	600
Balance, March 31, 2017	55,398,051	$ 43,521,638	$ 674,472	$ 6,046,600	$ (34,799,346)	$ 15,443,364

The accompanying notes are an integral part of these condensed interim consolidated financial statements

24

ZAZU METALS CORPORATION
Condensed Interim Consolidated Statements of Cash Flow
(Unaudited)
In U.S. dollars

		For the 3 months ended March 31,	For the 3 months ended March 31,
	Note	2017	2016
Cash flow provided by (used in):
Operating activities
Loss for the period		$ (52,733)	$ (76,916)
Adjustments for non-cash items:
Depreciation		113	206
Share based compensation	7	600	4,100
Unrealized foreign exchange loss (gain)		35	(9,457)
Net changes in non-cash working capital items:
Decrease in trade and other receivables		6,523	5,156
Decrease in trade and other payables		(6,328)	(16,326)
Net cash used in operating activities		(51,790)	(93,237)
Financing activities
Loan proceeds	5	30,000	-
Net cash from financing activities		30,000	-
Investing activities
Purchase of exploration and evaluation assets		(3,756)	(13,115)
Net cash used in investing activities		(3,756)	(13,115)
Effect of exchange rate changes on cash and cash equivalents		(38)	10,919
Net decrease in cash and cash equivalents		(25,584)	(95,433)
Cash and cash equivalents at beginning of period		90,463	459,458
Cash and cash equivalents at end of period		$ 64,879	$ 364,025
Non-cash transactions:
Equipment depreciation capitalized to exploration and evaluation assets		1,153	1,632
Increase (decrease) in trade and other payables related to exploration and evaluation assets		-	8,210

The accompanying notes are an integral part of these condensed interim consolidated financial statements

25

1.	Nature of operations and going concern

Zazu Metals Corporation (the “Company”) is a Canadian company which is engaged in the exploration and development of mineral properties. The Company was incorporated by a Certificate of Incorporation issued pursuant to the provisions of the Canada Business Corporations Act on November 29, 2006. The address of its registered office is 500 – 666 Burrard Street, Vancouver, BC, Canada, V6C 3P6.

The Company incorporated Zazu Metals (Alaska) Corporation (“Zazu Alaska”), a subsidiary of the Company, in the State of Alaska, United States on January 18, 2007.

The Company and its subsidiary (together, the “Group”) are currently exploring a mineral exploration property located in the State of Alaska, United States and have not yet determined whether their mineral property contains resources that are economically recoverable. The underlying value of the Group’s mineral property and the recoverability of the related deferred costs are dependent on the existence of economically recoverable resources in its mineral property and the ability of the Group to obtain the necessary financing to complete development and upon future profitable production from, or the proceeds from the disposition of, its mineral property.

At March 31, 2017 the Company did not have enough cash on hand to meet its planned expenditures for the next twelve months. The Company plans to pursue financing in the future in order to fund its operations and to continue the advancement of its mineral property but the material uncertainty of raising sufficient funds casts significant doubt about the Company’s ability to continue as a going concern. The Company has historically raised funds primarily through the sales of equity securities for cash. While the Company expects that it will obtain funding through an equity funding, or other means depending on market conditions, there can be no assurance that the Company will be able to obtain such funding or obtain it on acceptable terms.

These condensed interim consolidated financial statements have been prepared on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of operations. These financial statements do not reflect the adjustments to carrying values of assets and liabilities that would be necessary should the going concern assumption prove to be inappropriate, and these adjustments could be material.

2.	Basis of presentation

These condensed interim consolidated financial statements should be read in conjunction with our audited consolidated annual financial statements for the year ended December 31, 2016.

These condensed interim consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”). These condensed interim consolidated financial statements were approved by the Board of Directors on May 18, 2017.

3.	Summary of significant accounting policies

The Group prepares its audited consolidated annual financial statements in accordance with IFRS as issued by IASB. These condensed interim consolidated financial statements follow the same accounting policies and methods of application as our most recent annual financial statements and should be read in conjunction with our most recent audited consolidated annual financial statements.

26

4.	Equipment and exploration and evaluation assets

	Lik mineral property	Equipment
Opening net book value at January 1, 2016	$ 15,365,235	$ 24,307
Additions	102,553	-
Depreciation for the year	-	(7,351)
Net book value at December 31, 2016	$ 15,467,788	$ 16,956
Cost	$ 15,467,788	$ 307,336
Accumulated depreciation	-	(290,380)
Net book value at December 31, 2016	$ 15,467,788	$ 16,956
Opening net book value at January 1, 2017	$ 15,467,788	$ 16,956
Additions	4,909	-
Depreciation for the period	-	(1,266)
Net book value at March 31, 2017	$ 15,472,697	$ 15,690
Cost	$ 15,472,697	$ 307,336
Accumulated depreciation	-	(291,647)
Net book value at March 31, 2017	$ 15,472,697	$ 15,690

Lik Property

The Group is participating in the exploration and development of the Lik property through a joint arrangement with Teck American, Inc. (“Teck American”), a wholly owned subsidiary of Teck Resources Limited. The Group acquired its interest in the joint arrangement in June 2007 by making a cash payment of $20 million and granting a 2% net proceeds royalty.

The Group is the operator of the joint arrangement and holds a 50% interest in the project. The Group has the right to form a joint venture with Teck American and increase its interest to 80% by incurring qualifying exploration expenditures on or before January 27, 2018. The terms of the joint arrangement are governed by the Lik Block Agreement, signed in 1983, which specified an amount of $25.0 million of qualifying expenditures to be adjusted annually for inflation, and which amount is currently estimated to be approximately $43.1 million. As of March 31, 2017 a total of $21.9 million has been incurred in exploration expenditures pursuant to the terms of the Lik Block Agreement. If the qualifying expenditures are not made before January 2018, the Group remains as operator and its interest stays at 50%.

Once the Group satisfies this expenditure obligation, Teck American has a onetime election to (i) maintain the 20% interest which shall become a participating interest pursuant to a joint venture agreement with a pro rata sharing of the pre-existing 1% net profits interest, or (ii) transfer its interest in exchange for a 2% net smelter return royalty interest such that the Group would become the holder of a 100% undivided interest in the Lik property subject only to the pre-existing 1% net profits interest, the 2% net proceeds royalty and the 2% net smelter return royalty.

Acquisition and deferred exploration expenditures made by the Group are as follows:

27

	Balance December 31, 2016	2017 Expenditures	Balance March 31, 2017
Deferred exploration
Administration and insurance	$ 683,885	$ 353	$ 684,238
Assays/analysis	816,172	3,403	819,575
Camp, freight and logistics	1,929,514	396	1,929,910
Drilling	4,123,073	757	4,123,830
Engineering and other studies	3,602,938	-	3,602,938
Environmental	2,442,328	-	2,442,328
Geological	951,084	-	951,084
Reclamation	37,500	-	37,500
Share based compensation	605,200	-	605,200
	15,191,694	4,909	15,196,603
Acquisition	20,276,094	-	20,276,094
Write-downs	(20,000,000)	-	(20,000,000)
Total deferred property expenditures	$ 15,467,788	$ 4,909	$ 15,472,697

5.	Loan payable

In order to provide working capital while a larger financing was pursued, the Group’s Chief Executive Officer loaned the Group $70,000 in October 2016 and $30,000 in March 2017. These loans are unsecured and payable on demand, with interest calculated at 6% per year and paid monthly. See also note 9 – Related party transactions.

6.	Share capital

The Company’s common shares began trading on the Toronto Stock Exchange on December 19, 2007 under the symbol “ZAZ” and on the OTCQX exchange in the United States on July 28, 2014 under the symbol “ZAZUF”. Beginning December 1, 2016 the Company’s common shares ceased trading on the Toronto Stock Exchange and began trading on the TSX Venture Exchange. The Company’s common shares ceased trading on the OTCQX exchange on December 31, 2016.

The Company is authorized to issue an unlimited number of Common Shares with no par value and an unlimited number of Special Voting Shares with no par value. At March 31, 2017 the Company had 55,398,051 shares (2016 – 55,398,051 shares) issued and outstanding.

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7.	Stock options and share based compensation

	Number of options	Average exercise price (CDN$)
Opening balance at January 1, 2016	4,390,000	$ 0.62
Balance at December 31, 2016	4,990,000	$ 0.62
Opening balance at January 1, 2017	4,990,000	$ 0.62
Balance at March 31, 2017	4,990,000	$ 0.62

The stock options outstanding at March 31, 2017 expire as follows:

Expiry Date	Number outstanding	Exercise price (CDN$)	Vested and exercisable
May 2018	1,000,000	0.80	1,000,000
November 2018	1,190,000	0.70	1,190,000
May 2019	2,200,000	0.60	2,200,000
August 2020	600,000	0.25	600,000
Total stock options outstanding	4,990,000		4,990,000

Under the terms of the employment agreements between the Group and its senior officers, an officer’s unvested stock options will vest immediately and become exercisable if the agreement is terminated by the Group, or if the officer so elects within 120 days of a change of control of the Group.

The Company recognizes stock based compensation over the vesting period of the underlying options using the fair value calculated by the Black-Scholes option pricing model. Option pricing models require the input of highly subjective assumptions including expected price volatility. Changes in the subjective input assumptions can materially affect the fair value estimate, and therefore the existing models do not necessarily provide a reliable single measure of the fair value of the Company’s stock options granted and/or vested during the period.

8.	Compensation of key management

The remuneration of directors and other members of key management personnel included:

	3 months ended March 31, 2017	3 months ended March 31, 2016
Salaries, consulting fees and directors’ fees	$ 18,082	$29,890
Short-term employee benefits	2,844	11,372
Stock based compensation	600	4,100
Total compensation of key management	$ 21,526	$ 45,362

29

Key management personnel were not paid post-employment benefits, termination benefits or other long-term benefits during the periods ended March 31, 2017 and March 31, 2016.

9.	Related party transactions

Related parties and the nature of the Group’s transactions with them are:

Related party	Nature of transactions
Gil Atzmon	Loan

In October 2016 and March 2017 Gil Atzmon, the Group’s Chief Executive Officer, loaned the Group $70,000 and $30,000 respectively. These loans are unsecured and payable on demand, with interest calculated at 6% per year and paid monthly.

The Group incurred fees and expenses with the above mentioned related party. Related party transactions also include directors’ fees and are in the ordinary course of business, occurring on terms that are similar to those of transactions with unrelated parties.

	3 months ended March 31, 2017	3 months ended March 31, 2016
Interest on loan from Chief Executive Officer	$ 1,045	-
Directors’ fees	7,548	$ 7,390
Total related party transactions	$ 8,593	$ 7,390

At the period end, the Group had the following outstanding balances payable to related parties:

	March 31, 2017	December 31, 2016
Loan from Chief Executive Officer	$ 100,000	$ 70,000
Interest on loan from Chief Executive Officer	275	268
Directors’ fees	6,937	6,876
Total related party transactions	$ 107,212	$ 77,144

10.	Commitments

The following is a summary of the Group’s contractual obligations and commitments as at March 31, 2017:

	Total	2017	2018 – 2020	2021 – 2022	2023 and beyond
Lik project	$ 37,000	$ 37,000	-	-	-
Office operation leases	1,049	1,049	-	-	-

30

The Group has entered into employment agreements with its senior officers for an aggregate of $3,500 per month effective January 1, 2017. These agreements can be terminated by the Group at any time, or by the officer within 120 days of a change of control of the Group, subject to the payment of the greater of (i) a lump sum amount ranging from $25,000 to

$30,833, and (ii) the minimum payment prescribed by applicable employment standards legislation. At such time any outstanding stock options will immediately vest and, upon the officer’s request, the Group will provide an interest free loan for up to six months to exercise any stock options, with the shares held by the Group as collateral. Salary amounts are reviewed annually by the Compensation Committee of the Board of Directors.

The Department of Natural Resources of the State of Alaska requires the Group, as operator of the Lik project, to post a

$250,000 bond to cover any future reclamation activities necessary upon the abandonment of the mining claims that make up the project. The Group has contracted with a surety bond company to provide this bond.

11.	Financial instruments

The Group’s financial instruments are classified into the following categories and the following table shows their carrying values.

	March 31, 2017	December 31, 2016
Loans and receivables (1)	$ 64,879	$ 90,497
Financial liabilities at amortized cost	120,549	96,838
(1) Consists of:
Cash and cash equivalents – US currency	62,023	71,279
Cash and cash equivalents – CDN currency	2,856	19,184

The carrying values of all of the Group’s financial assets and liabilities reasonably approximate their fair values. The Group is exposed to certain financial risks, including currency risk, liquidity risk and credit risk.

Capital Risk Management

The Group’s objectives of capital management are intended to safeguard the entity's ability to support the Group’s normal operating requirements on an ongoing basis, continue the development and exploration of its mineral properties and support any expansionary plans.

The capital structure of the Group consists of equity attributable to shareholders. The Group manages the capital structure and makes adjustments in light of changes in economic conditions and the risk characteristics of the Group’s assets.

To effectively manage the entity’s capital requirements, the Group has in place a planning and budgeting process to help determine the funds required to ensure the Group has the appropriate liquidity to meet its operating and growth objectives. The Group has historically relied on the issuance of shares to develop the project and will most likely be obliged to do so again in the future.

Currency risk

The Group’s financial assets and liabilities consist of cash and cash equivalents, trade receivables and trade payables, some of which are denominated in Canadian dollars. The Group is exposed to financial gain or loss as a result of foreign exchange movements by the Canadian dollar against the US dollar.

In addition to costs denominated in US dollars, the Group also incurs general and administrative costs denominated in Canadian dollars. Accordingly, the Group’s general and administrative costs are affected by changes in the foreign exchange rate of the Canadian dollar. The Group has elected not to hedge its exposure to fluctuations in the Canadian dollar.

31

The Group was exposed to currency risk through the following assets and liabilities denominated in Canadian dollars:

	March 31, 2017	December 31, 2017
	(CDN$)	(CDN$)

Loans and receivables	$ 3,801	$ 25,759
Financial liabilities at amortized cost	(11,781)	(15,542)

Based on the net exposures in the preceding table as at March 31, 2017, and assuming that all other variables remain constant, a 10% appreciation or depreciation of the Canadian dollar against the US dollar would result in an increase/decrease of $600 (2016 – $800) in the Group’s net loss.

Liquidity risk

Liquidity risk is the potential that the Group will be unable to meet its obligations as they come due because of an inability to liquidate assets or obtain adequate funding. The Group manages liquidity risk through the management of its capital structure. The Group manages and makes adjustments to the capital structure as opportunities arise in the marketplace or as and when funding is required. Historically the Group’s primary source of funding has been the sale of equity securities for cash. The Group is not in commercial production on the Lik property and, accordingly, it does not generate cash from operations. See Note 1 for going concern discussion.

Trade and other payables are all due within the current operating period.

Credit risk

The Group’s credit risk arises from the non-performance by counterparties to fulfill their contractual obligations. The Group’s maximum exposure to credit risk is limited to its cash and cash equivalents and trade and other receivables.

The Group mitigates its credit risk on its cash and cash equivalents by maintaining its funds in bank and investment accounts in one of Canada’s largest financial institutions that holds a Standard & Poor’s senior debt credit rating of AA-.

The maximum credit risk exposure at March 31, 2017 is limited to the carrying value of the cash and cash equivalents and trade and other receivables at the period end.

12.	Segment reporting

The Group currently operates in one business segment, being the exploration and development of mineral properties. The Group’s non-current assets at March 31, 2017 and December 31, 2016 by geographic areas are as follows:

	Canada	United States	Total
Non-current assets at December 31, 2016	$ 1,005	$ 15,483,739	$ 15,484,744
Non-current assets at March 31, 2017	892	15,487,495	15,488,387

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13.	Subsequent events

In April 2017 the Group and Solitario Exploration & Royalty Corp. (NYSE:XPL; TSX:SLR) ("Solitario") entered into a definitive arrangement agreement (the "Arrangement Agreement") pursuant to which Solitario will acquire all of the issued and outstanding common shares of Company (the "Zazu Shares") by way of a statutory plan of arrangement (the "Arrangement") under the Canada Business Corporations Act.

Under the terms of the Arrangement Agreement, holders of Zazu Shares ("Zazu Shareholders") will receive, on closing, 0.3572 of a common share of Solitario (the "Exchange Ratio") in exchange for each Zazu Share held. Following the completion of the Arrangement, former Zazu Shareholders are expected to hold approximately 34% of the issued and outstanding shares of the combined company and the Group will be entitled to nominate two directors to be appointed to the board of directors of the combined company.

The Arrangement Agreement includes customary provisions, including with respect to non-solicitation, a right granted to Solitario to match superior proposals and fiduciary-out provisions, as well as representations, covenants and conditions which are customary for transactions of this nature. In addition, the Group and Solitario have each agreed to pay a termination fee in the amount of US$0.75 million to the other party upon the occurrence of certain termination events.

Shareholders of both Solitario and the Company will be asked to approve the Arrangement at upcoming shareholder meetings in June 2017. The Arrangement is also subject to applicable regulatory approvals and the satisfaction of certain other closing conditions.

After signing the Arrangement Agreement, Solitario will provide the Company with interim debt financing in May 2017 by means of a secured convertible debenture issued by Zazu in the principal amount of US$1.5 million (the "Debenture"). The Debenture will be secured by way of a general security and pledge agreement and will bear interest at a rate of 5% per annum. If the Arrangement Agreement is terminated prior to the effective date of the Arrangement, all principal amounts outstanding and any interest payable thereon will become payable two years following the issuance of the Debenture. In certain circumstances, the Debenture is convertible at the option of Solitario into Zazu Shares at a price of US$0.22 per Zazu Share.